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EXHIBIT 99.6(b)

Addendum to Distribution Agreement
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                       ADDENDUM TO DISTRIBUTION AGREEMENT
                       ----------------------------------

     The Distribution Agreement made the 1st day of December, 1987, and subsequently amended on January 17, 1989, January 4, 1994, August 15, 1994, and November 20, 1995, between PACIFIC SELECT FUND, (the "Fund") a Massachusetts business trust having its principal place of business at 700 Newport Center Drive, Newport Beach, CA 92660, and PACIFIC MUTUAL DISTRIBUTORS, INC. ("PMD"), a California corporation, having its principal place of business at 700 Newport Center Drive, Newport Beach, CA 92660 (the "Agreement") is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement ("Addendum"), which is made this___ day of ________________, 1998.


                                 WITNESSETH:

     WHEREAS, the Fund currently consists of fourteen separate series designated as the Money Market Portfolio, Managed Bond Portfolio, High Yield Bond Portfolio, Government Securities Portfolio, Growth Portfolio, Equity Income Portfolio, Multi-Strategy Portfolio, International Portfolio, Equity Index Portfolio, Growth LT Portfolio, Equity Portfolio, Bond and Income Portfolio, Aggressive Equity Portfolio and Emerging Markets Portfolio (each referred to as a "Series" in the Agreement, and hereinafter referred to as a "Portfolio"); and

     WHEREAS, the Fund has appointed PMD as Distributor of the Capital Stock ("Distributor") with respect to the Portfolios and PMD has accepted such appointment; and

     WHEREAS, the Fund intends to establish four additional Portfolios to be designated as the Large-Cap Value Portfolio, Mid-Cap Value Portfolio, REIT Portfolio and Small-Cap Index Portfolio; and

     WHEREAS, the Fund desires to appoint PMD as Distributor for the Large-Cap Value Portfolio, Mid-Cap Value Portfolio, REIT Portfolio and Small-Cap Index Portfolio on the terms set forth in this Agreement and hereinafter; and

     WHEREAS, PMD is willing to accept such appointment;

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

     1. In addition to its responsibilities as specified in the Agreement, the Fund hereby constitutes and appoints PMD as Distributor of the Capital Stock of the Large-Cap Value Portfolio, Mid-Cap Value Portfolio, REIT Portfolio and Small-Cap Index Portfolio, which, in addition to all other Portfolio's previously established by the Fund, shall be deemed as a Portfolio under the Agreement as provided in the Agreement subject to the terms and conditions specified in the Agreement and this Addendum. For purposes of the Agreement and this Addendum, the phrase "Capital Stock" shall mean the shares of beneficial interest issued by the Fund.
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     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.


                              PACIFIC SELECT FUND




Attest:   /s/ Audrey L. Milfs               By:    /s/ Thomas C. Sutton
-----------------------------------            -------------------------------
Name:     Audrey L. Milfs                   Name:  Thomas C. Sutton
Title:    Secretary                         Title: Chairman of the Board,
                                                   Trustee and President




                       PACIFIC MUTUAL DISTRIBUTORS, INC.



Attest:  /s/ Audrey L. Milfs                By:    /s/ Gerald W. Robinson
-----------------------------------            -------------------------------
Name:    Audrey L. Milfs                    Name:  Gerald W. Robinson
Title:   Secretary                          Title: Director, Chairman & CEO




Attest:   /s/ Audrey L. Milfs               By:    /s/ Edward R. Byrd
-----------------------------------            -------------------------------
Name:     Audrey L. Milfs                   Name:  Edward R. Byrd
Title:    Secretary                         Title: Director, Treasurer & CFO